UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VISUALANT, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Nevada	90-0273142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Union Street, Suite 420 Seattle, Washington USA	98101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Capital Market
Warrants to purchase Common Stock	The NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-203635

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant’s Securities to be Registered.

Visualant, Incorporated (the “Registrant”) registers hereunder its common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase shares of its common stock (the “Warrants”). The description of the Common Stock and the Warrants of the Registrant registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on April 24, 2015 (Registration No. 333-203635), including exhibits, and as amended from time to time thereafter (the “Registration Statement”), which is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed with this registration statement, because no other securities of the Registrant are to be registered on The NASDAQ Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VISUALANT, INCORPORATED

Date: June 26, 2015	By:	Ronald P. Erickson
	Name:	Ronald P. Erickson
	Title:	Chairman of the Board, Chief Executive Officer and President